Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
 DALLAS, TEXAS 75244

August 23, 2007

Abraxas Energy Partners L.P.
500 N. Loop 1604 East
Suite 100
San Antonio, TX 78232

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as experts, and to the inclusion of information taken from our "Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation" and from our "Appraisal Report as of June 30, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P." in the "Overview," "Summary Historical and Pro Forma Reserves Data," and "Reserves Information" sections of your Registration Statement on Form S-1 dated on or about August 23, 2007. We hereby further consent to the filing of our firm's letter report on the oil and gas reserves of Abraxas Energy Partners, L.P. as of June 30, 2007 as Appendix D.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON